Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2019 Financial Results

ALAMEDA, Calif., August 6, 2019 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the second quarter ended June 30, 2019.

•Revenue of $134.2 million in the second quarter of 2019, an increase of 22.4%, or 23.8% in constant currency1, over the second quarter of 2018.

Second Quarter 2019 Financial Results
Total revenue grew to $134.2 million for the second quarter of 2019 compared to $109.6 million for the second quarter of 2018, an increase of 22.4%, or 23.8% on a constant currency basis. The United States represented 64% of total revenue and international represented 36% of total revenue for the second quarter of 2019. Revenue from sales of neuro products grew to $81.5 million for the second quarter of 2019, an increase of 9.9%, or 11.5% on a constant currency basis. Revenue from sales of vascular products grew to $52.7 million for the second quarter of 2019, an increase of 48.6%, or 49.5% on a constant currency basis.

Gross profit was $93.9 million, or 70.0% of total revenue, for the second quarter of 2019, compared to $72.3 million, or 65.9% of total revenue, for the second quarter of 2018.

Total operating expenses for the second quarter of 2019 were $81.1 million, or 60.5% of total revenue. This compares to total operating expenses of $63.0 million, or 57.4% of total revenue, for the second quarter of 2018. R&D expenses were $13.5 million for the second quarter of 2019, compared to $8.2 million for the second quarter of 2018. SG&A expenses were $67.7 million for the second quarter of 2019, compared to $54.8 million for the second quarter of 2018.

Operating income for the second quarter of 2019 was $12.8 million, compared to operating income of $9.3 million for the second quarter of 2018.

Full Year 2019 Financial Outlook
The Company is increasing its 2019 guidance for total revenue to be in the range of $535 million to $540 million. This new range compares to the previous range of $525 million to $535 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2019 financial results after market close on Tuesday, August 6, 2019 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (866) 393-4306 for domestic callers or (734) 385-2616 for international callers (conference id: 9790865), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets innovative products and has a broad portfolio that addresses challenging medical conditions and significant clinical needs across two major markets, neuro and vascular. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.
1See “Non-GAAP Financial Measures” for important information about our use of constant currency and other non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) non-GAAP net income and non-GAAP diluted earnings per share (“EPS”) and b) constant currency.

Non-GAAP net income and non-GAAP diluted EPS. The Company defines non-GAAP net income as net income attributable to Penumbra, Inc. excluding a) the income tax effects from the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) and b) the effects of the excess tax benefits associated with share-based compensation arrangements. The Company defines non-GAAP diluted EPS as GAAP diluted EPS, excluding the effects of the same items above.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP net income and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the one-time effects of the transition tax from the Tax Reform Act and the excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$77,261	$67,850
Marketable investments	109,996	133,039
Accounts receivable, net	99,011	81,896
Inventories	132,735	115,741
Prepaid expenses and other current assets	15,601	12,200
Total current assets	434,604	410,726
Property and equipment, net	37,940	35,407
Operating lease right-of-use assets	42,476	—
Intangible assets, net	26,031	27,245
Goodwill	7,765	7,813
Deferred taxes	34,661	32,940
Other non-current assets	1,632	875
Total assets	$585,109	$515,006
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,743	$8,176
Accrued liabilities	57,276	57,886
Current operating lease liabilities	3,742	—
Total current liabilities	69,761	66,062
Deferred rent	—	7,586
Non-current operating lease liabilities	46,146	—
Other non-current liabilities	15,019	18,943
Total liabilities	130,926	92,591
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	419,220	415,084
Accumulated other comprehensive loss	(1,514)	(1,942)
Retained earnings	36,350	9,064
Total Penumbra, Inc. stockholders’ equity	454,091	422,240
Non-controlling interest	92	175
Total stockholders’ equity	454,183	422,415
Total liabilities and stockholders’ equity	$585,109	$515,006

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue	$134,201	$109,638	$262,640	$212,339
Cost of revenue	40,273	37,386	84,802	73,530
Gross profit	93,928	72,252	177,838	138,809
Operating expenses:
Research and development	13,462	8,193	25,129	16,206
Sales, general and administrative	67,665	54,776	128,756	109,275
Total operating expenses	81,127	62,969	153,885	125,481
Income from operations	12,801	9,283	23,953	13,328
Interest income, net	784	720	1,517	1,469
Other expense, net	(71)	(340)	(47)	(630)
Income before income taxes and equity in losses of unconsolidated investee	13,514	9,663	25,423	14,167
Benefit from income taxes	(2,735)	(4,948)	(1,280)	(6,886)
Income before equity in losses of unconsolidated investee	16,249	14,611	26,703	21,053
Equity in losses of unconsolidated investee	—	(1,230)	—	(2,181)
Consolidated net income	$16,249	$13,381	$26,703	$18,872
Net loss attributable to non-controlling interest	(339)	—	(583)	—
Net income attributable to Penumbra, Inc.	$16,588	$13,381	$27,286	$18,872

Net income attributable to Penumbra, Inc. per share:
Basic	$0.48	$0.39	$0.79	$0.56
Diluted	$0.46	$0.37	$0.75	$0.52
Weighted average shares outstanding:
Basic	34,694,228	34,072,223	34,601,270	33,959,997
Diluted	36,214,321	36,116,254	36,214,362	36,030,304

Penumbra, Inc.
Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018		Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP net income	$16,588	$0.46	$13,381	$0.37	$27,286	$0.75	$18,872	$0.52
GAAP net income includes the effect of the following items:
Effect of the transition tax under the Tax Reform Act[2]	—	—	—	—	—	—	88	—
Excess tax benefits related to stock compensation awards	(6,745)	(0.19)	(8,090)	(0.22)	(8,989)	(0.24)	(11,454)	(0.31)
Non-GAAP net income	$9,843	$0.27	$5,291	$0.15	$18,297	$0.51	$7,506	$0.21

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures and further information about our non-GAAP net income and non-GAAP diluted EPS measures.
2On December 22, 2017, the Tax Reform Act was enacted into law. This new tax law, among other changes, reduces the Company’s U.S. federal statutory corporate income tax rate from 34% to 21% effective January 1, 2018. In the six months ended June 30, 2018, the Company recorded a provisional tax charge for the one-time transition tax on the undistributed earnings of its foreign subsidiaries.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth3
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
United States	$86,374	$71,279	$15,095	21.2%	$—	$15,095	21.2%
International	47,827	38,359	9,468	24.7%	1,482	10,950	28.5%
Total	$134,201	$109,638	$24,563	22.4%	$1,482	$26,045	23.8%

Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth3
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
Neuro	$81,547	$74,196	$7,351	9.9%	$1,162	$8,513	11.5%
Vascular	52,654	35,442	17,212	48.6%	320	17,532	49.5%
Total	$134,201	$109,638	$24,563	22.4%	$1,482	$26,045	23.8%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth3
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
United States	$168,885	$137,080	$31,805	23.2%	$—	$31,805	23.2%
International	93,755	75,259	18,496	24.6%	3,748	22,244	29.6%
Total	$262,640	$212,339	$50,301	23.7%	$3,748	$54,049	25.5%

Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth3
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
Neuro	$163,018	$145,624	$17,394	11.9%	$2,922	$20,316	14.0%
Peripheral	99,622	66,715	32,907	49.3%	826	33,733	50.6%
Total	$262,640	$212,339	$50,301	23.7%	$3,748	$54,049	25.5%

3See “Non-GAAP Financial Measures” for important information about our use of constant currency and other non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.